UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

December 10, 2007

IMPORTANT SPECIAL MEETING OF STOCKHOLDERS

PLEASE ACT PROMPTLY TO VOTE YOUR SHARES

Dear Stockholder,

We previously sent you proxy materials for the Special Meeting of Stockholders of Boston Capital Real Estate Investment Trust, Inc. (“Boston Capital REIT”) to be held on January 14, 2008.

Your vote is important no matter how many shares you hold. We are writing today to remind you to promptly vote your shares. Telephone and internet voting options are available as described on the enclosed duplicate proxy card.

At the Special Meeting, stockholders are being asked to approve the merger of Boston Capital REIT with and into BC Acquisition Sub, LLC, which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 23, 2007, among Boston Capital REIT, BC Acquisition Investors, LLC and BC Acquisition Sub, LLC, affiliates of BPG Properties, Ltd., which we refer to as the merger agreement. We refer to the merger and the other transactions contemplated by the merger agreement as the merger transactions.

If the merger is completed, each holder of shares of our common stock, which we refer to as common shares, will be entitled to receive $13.30 per share in cash, plus a pro rata portion of the regular monthly dividend on common shares for the period between the last dividend declaration date for which regular monthly dividends have been declared and the date immediately prior to the closing date of the merger, less excluded distributions, if any. Such pro rata dividend will be included in the per share merger consideration only to the extent that it remains unpaid as of the closing date of the merger. The cash consideration to be paid for your common shares in connection with the merger is more fully described in the proxy statement, dated November 29, 2007.

Our board of directors recommends that you vote “FOR” the approval of the merger agreement and the merger transactions.

Please ensure that your shares are represented and voted at the Special Meeting. You may vote today by telephone or internet as described on the enclosed duplicate proxy card. You also may vote by marking, signing, dating and promptly returning the enclosed duplicate proxy card in the postage-paid return envelope provided. Your vote is very important, so please act at your first opportunity. If you have already voted your shares, no additional action is needed, and you may disregard this letter.

We appreciate your participation and continued support.

Sincerely,

John P. Manning

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

IMPORTANT

Prompt voting will save Boston Capital REIT additional solicitation costs. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Boston Capital REIT in the solicitation of proxies, toll-free, at 1-800-488-8075.